N    E    W     S          R     E      L      E     A      S     E

Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL REPORTS

RESULTS FOR FISCAL 2007 FIRST QUARTER

Fiscal 2007 First Quarter Highlights:

•	Consolidated net sales growth of 6.8%
°	Physician Business net sales growth of 13.6%
°	Elder Care Business net sales decreased by 5.8%
•	Consolidated operating income of $18.7 million, growth of 30.5%
•	Consolidated operating margin growth of 80 basis points to 4.5%
•	Consolidated net income of $11.0 million, growth of 34.6%
•	Consolidated operating cash flow of $5.2 million

Jacksonville, Florida (July 26, 2006) – PSS World Medical, Inc. (NASDAQ Global Select:PSSI) announced today its results for the fiscal 2007 first quarter ended June 30, 2006.

David A. Smith, President and Chief Executive Officer, commented, “We are on track for a good year delivering on our earnings goal for fiscal year 2007 of $0.76 - $0.78 per diluted share. Our customer-solutions and marketing programs are creating solid, above-market growth in all of our new and existing focus segments. We continue to see momentum in the leveraging of our infrastructure and growth in our global sourcing initiative.”

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Each of our business units reported profitable growth in the first quarter, a solid start to achieving our objectives for fiscal year 2007. Operating cash flow in the first quarter was negatively impacted by timing of inventory payables, but is expected to rebound in our second quarter and through the remainder of the fiscal year.”

Net sales for the three months ended June 30, 2006, were $413.3 million, an increase of 6.8%, compared with net sales of $387.1 million for the three months ended July 1, 2005. Net sales for the three months ended June 30, 2006, for the Physician Business increased by 13.6% , while net sales for the Elder Care Business decreased by 5.8%. Income from operations for the three months ended June 30, 2006, increased by 30.5% to $18.7 million compared with income from operations for the three months ended July 1, 2005, of $14.4 million. Net income for the three months ended June 30, 2006, increased by 34.6% to $11.0 million, or $0.16 per diluted share, compared with net income for the three months ended July 1, 2005, of $8.1 million, or $0.12 per diluted share, achieving 33.3% growth in earnings per diluted share.

A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal 2007 first quarter conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.earnings.com on July 27, 2006, beginning at 8:30 a.m. Eastern time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal years 2007 - 2009; the expected operational cash flow in fiscal years 2007- 2009; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2007 and in subsequent fiscal years; expected pharmaceutical product sales in Florida and all other of the 50 U.S. states in fiscal years 2007- 2009; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care, hospice and assisted living customers, for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2007, 2008 and 2009, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of chain business elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; lower revenue and earnings that may result from competition; the ability of the Company to adequately defend or reach a settlement on outstanding litigation matters and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in legislation and regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except per share and share data)

	Three Months Ended
	June 30, 2006	July 1, 2005

Net sales	$413.3	$387.1
Cost of goods sold	293.4	276.6

Gross profit	119.9	110.5
General and administrative expenses	73.7	70.3
Selling expenses	27.5	25.8

Income from operations	18.7	14.4

Other (expense) income:
Interest expense	(1.4)	(1.5)
Interest and investment income	0.1	0.1
Other income	0.5	0.4

	(0.8)	(1.0)

Income before provision for income taxes	17.9	13.4
Provision for income taxes	6.9	5.3

Net income	$11.0	$8.1

Earnings per share - Basic:
Net income	$0.16	$0.13

Earnings per share - Diluted:
Net income	$0.16	$0.12

Weighted average shares (in thousands):
Basic	67,310	64,877
Diluted	68,947	65,860

PSS WORLD MEDICAL, INC.
Condensed Consolidated Balance Sheets
(In millions, except per share and share data)

	June 30, 2006	March 31, 2006
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$27.8	$23.9
Accounts receivable, net	206.4	209.0
Inventories	170.6	173.4
Deferred tax assets	11.2	13.0
Prepaid expenses and other	32.9	33.8

Total current assets	448.9	453.1

Property and equipment, net	88.2	87.7

Other Assets:
Goodwill and intangibles, net	139.8	139.9
Other	55.0	56.3

Total assets	$731.9	$737.0

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$122.5	$139.3
Accrued expenses	27.7	34.5
Current portion of long-term debt	0.5	0.5
Other	12.5	13.6

Total current liabilities	163.2	187.9
Long-term debt, excluding current portion	150.7	150.9
Other	54.3	49.4

Total liabilities	368.2	388.2

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $0.01 par value; 150,000,000 shares authorized,
67,796,911 and 67,476,682 shares issued and outstanding
at June 30, 2006, and March 31, 2006, respectively	0.7	0.7
Additional paid-in capital	322.3	318.4
Accumulated earnings	40.7	29.7

Total Shareholders' equity	363.7	348.8

Total liabilities and shareholders’ equity	$731.9	$737.0

PSS WORLD MEDICAL, INC.
;Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	June 30, 2006	July 1, 2005

Cash Flows From Operating Activities:
Net income	$11.0	$8.1
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	4.4	5.3
Depreciation	4.1	3.3
Amortization of intangible assets	1.5	1.4
Provision for doubtful accounts	0.1	2.7
Noncash compensation expense	0.3	0.2
Amortization of debt issuance costs	0.4	0.4
Provision for deferred compensation	0.4	0.6
Loss on sale of property and equipment	-	0.1
Reversal of provision for notes receivable	-	(2.9)
Other	(0.1)	(0.7)
Changes in operating assets and liabilities, net of effects from business combination:
Accounts receivable, net	2.6	6.1
Inventories	2.8	1.4
Prepaid expenses and other current assets	(3.3)	(3.3)
Other assets	(0.2)	(4.6)
Accounts payable	(16.8)	5.8
Accrued expenses and other liabilities	(2.0)	(10.8)

Net cash provided by operating activities	5.2	13.1

Cash Flows From Investing Activities:
Capital expenditures	(4.6)	(4.7)
Payments on non-solicitation agreements	(0.5)	(0.5)
Payments for business combinations, net of cash acquired	(0.1)	(4.2)
Payments on non-competition agreements	-	(0.2)

Net cash used in investing activities	(5.2)	(9.6)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	2.5	2.2
Net proceeds under revolving line of credit	-	0.2
Payments under capital lease obligations	(0.1)	-
Other	1.5	-

Net cash provided by financing activities	3.9	2.4

Net increase in cash and cash equivalents	3.9	5.9
Cash and cash equivalents, beginning of period	23.9	17.9

Cash and cash equivalents, end of period	$27.8	$23.8

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended
	June 30, 2006	July 1, 2005
Net Sales:
Physician Business	$284.6	$250.5
Elder Care Business	128.7	136.6

Total Net Sales	$413.3	$387.1

Income from Operations:
Physician Business	$18.6	$14.3
Elder Care Business	4.9	3.6
Corporate Shared Services	(4.8)	(3.5)

Total Income from Operations	$18.7	$14.4

EBITDA (a)	$24.8	$19.5

Income from Operations, as a Percentage of Net Sales	4.5%	3.7%

Consolidated Return on Committed Capital ("ROCC") (b)	24.4%	20.4%

Billing Days	64 days	64 days

Net Sales Per Billing Day (in thousands):
Physician Business	$4,447	$3,915
Elder Care Business	2,011	2,134

Total Net Sales Per Billing Day	$6,458	$6,049

Net Sales Per Billing Day Growth Rate:
Physician Business	13.6%
Elder Care Business	(5.8%)
Total Net Sales Per Billing Day Growth Rate	6.8%

	Annualized for
	June 30, 2006	July 1, 2005
DSO (c):
Physician Business	40.2	41.6
Elder Care Business	57.5	59.2
DOH (d):
Physician Business	48.1	45.5
Elder Care Business	47.0	36.1
DIP (e):
Physician Business	42.7	42.4
Elder Care Business	28.4	24.9
Cash Conversion Days (f):
Physician Business	45.6	44.7
Elder Care Business	76.1	70.4

	June 30, 2006	March 31, 2006

Operational working capital (g)	$254.5	$243.1

Net Debt:
Total debt	$151.2	$151.4
Less: Cash and cash equivalents	(27.8)	(23.9)

Net debt	$123.4	$127.5

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended
	June 30, 2006	July 1, 2005
Net income	$11.0	$8.1
Plus: Interest expense	1.4	1.5
Less: Interest and investment income	(0.1)	(0.1)
Plus: Provision for income taxes	6.9	5.3
Plus: Depreciation	4.1	3.3
Plus: Amortization of intangible assets	1.5	1.4

EBITDA	$24.8	$19.5

Reconciliation of EBITDA to Net Cash Provided by Operating Activities:

EBITDA	$24.8	$19.5

Operating Asset & Liability Changes:
Accounts receivable, net	2.6	6.1
Inventories	2.8	1.4
Prepaid expenses and other current	(3.3)	(3.3)
Other assets	(0.2)	(4.6)
Accounts payable	(16.8)	5.8
Accrued expenses and other liabilities	(2.0)	(10.8)
Noncash Expenses included in EBITDA:
Provision for deferred income taxes	4.4	5.3
Provision for doubtful accounts	0.1	2.7
Noncash compensation expense	0.3	0.2
Amortization of debt issuance costs	0.4	0.4
Provision for deferred compensation	0.4	0.6
Loss on sale of property and equipment	-	0.1
Provision for notes receivable	-	(2.9)
Other	(0.1)	(0.7)
Cash Expenses Excluded from EBITDA:
Interest expense	(1.4)	(1.5)
Interest and investment income	0.1	0.1
Provision for income taxes	(6.9)	(5.3)

Net Cash Provided by Operating Activities	$5.2	$13.1

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	June 30, 2006	July 1, 2005
Annualized Return	$82.8	$64.8
Average Committed Capital (h)	340.1	317.6
ROCC (b)	24.4%	20.4%

Return:
Net income	$11.0	$8.1
Provision for income taxes	6.9	5.3
Interest expense	1.4	1.5
Amortization of intangible assets	1.5	1.4
Interest and investment income	(0.1)	(0.1)

	$20.7	$16.2

	As of
	June 30, 2006	March 31, 2006	July 1, 2005	April 1, 2005
Average committed capital:
Total assets	$731.9	$737.0	$655.4	$646.3
Less assets excluded:
Cash	(27.8)	(23.9)	(23.8)	(17.9)
Goodwill and intangibles, net	(139.8)	(139.9)	(107.5)	(107.5)
Deferred tax asset from sale of Imaging Business	-	(3.6)	(8.9)	(15.8)

Total liabilities	(368.2)	(388.2)	(367.5)	(369.5)
Plus liabilities excluded:
Total debt	151.2	151.4	176.9	175.0

	$347.3	$332.8	$324.6	$310.6

Average committed capital (h)	$340.1		$317.6

PSS WORLD MEDICAL, INC.
Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.

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